Exhibit 99.1

FOR IMMEDIATE RELEASE

SpartanNash Announces First Quarter Fiscal 2024 Results

Reaffirms Fiscal 2024 Profitability Guidance

Transformational Programs Continue to Drive Results

GRAND RAPIDS, Mich. – May 30, 2024 – Food solutions company SpartanNash (the "Company") (Nasdaq: SPTN) today reported financial results for its 16-week first quarter ended April 20, 2024.

“SpartanNash continues to prove that we can deliver despite the challenging market dynamics, and we remain on target to reach the $125 to $150 million of gross benefits set out in our strategic plan by the end of 2024 – a year earlier than initially communicated. Thanks to the operational excellence and dedication of our Associates, along with our investments in supply chain and merchandising transformations, we continued to expand our adjusted EBITDA margin in the first quarter,” said SpartanNash CEO Tony Sarsam.

First Quarter Fiscal 2024 Highlights(1)

•
Net sales decreased 3.5% to $2.81 billion, driven by lower volumes in both the Wholesale and Retail segments.
o
Wholesale segment net sales decreased 3.4% to $2.01 billion due to reduced revenue in the national accounts customer channel.
o
Retail segment net sales decreased 3.6% to $792.2 million, with comparable store sales down 2.5%. The net sales decrease included a reduction in food assistance program benefits and lower fuel sales.
•
Net earnings of $0.37 per diluted share, compared to $0.32 per diluted share.
o
The increase was primarily due to a higher gross profit rate, which included lower LIFO expense of $9.2 million and benefits from the merchandising transformation, as well as decreased incentive compensation. This favorability was partially offset by lower unit volumes, changes in customer mix within the Wholesale segment, as well as higher interest, tax, and asset impairment expenses.
•
Adjusted EPS(2) of $0.53, compared to $0.64. Adjusted EBITDA(3) of $74.9 million, compared to $76.8 million. These measures exclude, among other items, restructuring and asset impairment charges and the impact of the LIFO provision.
•
Cash generated from operating activities of $36.5 million increased from the cash flows used in operations of $2.7 million.
•
Net long-term debt(4) to adjusted EBITDA(3) ratio of 2.4x increased sequentially compared to 2.3x at the end of the fourth quarter.
•
Capital expenditures and IT capital(5) of $44.1 million increased compared to $39.8 million.
•
Returned $10.7 million to shareholders through $2.6 million in share repurchases and $8.1 million in dividends.
•
Transformational programs on track to deliver $50 million to $60 million of annual run rate savings from supply chain transformation, merchandising transformation, and go-to-market strategy.
(1)
All comparisons are for the first quarter of 2024 compared with the first quarter of 2023, unless otherwise noted.
(2)
A reconciliation of net earnings to adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), a non-GAAP financial measure, is provided in Table 3.
(3)
A reconciliation of net earnings to adjusted EBITDA, a non-GAAP financial measure, is provided in Table 2.
(4)
A reconciliation of long-term debt and finance lease obligations to net long-term debt, a non-GAAP financial measure, is provided in Table 4.
(5)
A reconciliation of purchases of property and equipment to capital expenditures and IT capital, a non-GAAP financial measure, is provided in Table 5.

Fiscal 2024 Outlook

The Company has reaffirmed its previous profitability guidance provided on February 15, 2024, with respect to adjusted EBITDA, adjusted EPS, and capital expenditures and IT capital, and is updating its total net sales guidance to reflect current trends and market conditions. The following table provides the Company’s updated guidance for fiscal 2024:

	Fiscal 2023	Previous Fiscal 2024 Outlook		Updated Fiscal 2024 Outlook
(In millions, except adjusted EPS(2))	Actual	Low	High	Low	High
Total net sales	$9,729	$9,700	$9,900	$9,500	$9,700
Adjusted EBITDA(3)	$257	$255	$270	$255	$270
Adjusted EPS(2)	$2.18	$1.85	$2.10	$1.85	$2.10
Capital expenditures and IT capital(5)	$127	$135	$145	$135	$145

Guidance incorporates the Company’s long-term strategic initiatives, including all transformational programs and tuck-in acquisitions.

Conference Call & Supplemental Earnings Presentation

The Company will host a conference call to discuss its quarterly results with additional comments and details on Thursday, May 30, 2024, at 8:30 a.m. ET. There will also be a simultaneous, live webcast made available at SpartanNash's website at www.spartannash.com/webcasts under the "Investor Relations" section and will remain archived on the Company's website through Thursday, June 13, 2024.

A supplemental quarterly earnings presentation will also be available on the Company’s website at www.spartannash.com/investor-presentations.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a food solutions company that delivers the ingredients for a better life. Committed to fostering a People First culture, the SpartanNash family of Associates is 17,000 strong. SpartanNash operates two complementary business segments – food wholesale and grocery retail. Its global supply chain network serves wholesale customers that include independent and chain grocers, national retail brands, e-commerce platforms, and U.S. military commissaries and exchanges. The Company distributes products for every aisle in the grocery store, from fresh produce to household goods to its OwnBrands, which include the Our Family® portfolio of products. On the retail side, SpartanNash operates 147 brick-and-mortar grocery stores, primarily under the banners of Family Fare, Martin’s Super Markets and D&W Fresh Market, in addition to dozens of pharmacies and fuel centers. Leveraging insights and solutions across its segments, SpartanNash offers a full suite of support services for independent grocers. For more information, visit spartannash.com.

Forward-Looking Statements

The matters discussed in this press release and in the Company's website-accessible conference calls with analysts and investor presentations include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), about the plans, strategies, objectives, goals or expectations of the Company. These forward-looking statements may be identifiable by words or phrases indicating that the Company or management "expects," "projects," "anticipates," "plans," "believes," "intends," or "estimates," or that a particular occurrence or event "may," "could," "should," "will" or "will likely" result, occur or be pursued or "continue" in the future, that the "outlook," "trend," "guidance" or "target" is toward a particular result or occurrence, that a development is an "opportunity," "priority," "strategy," "focus," that the Company is "positioned" for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies may affect actual results and could cause actual results to differ materially. These risks and uncertainties include the Company's ability to compete in an extremely competitive industry; the Company's dependence on certain major customers; the Company's ability to implement its growth strategy and transformation initiatives; the Company's ability to implement its growth strategy through acquisitions and successfully integrate acquired businesses; disruptions to the Company's information security network, including security breaches and cyber-attacks; impacts to the availability and performance of the Company's information technology systems; changes in relationships with the Company's vendor base; changes in product availability and product pricing from vendors; macroeconomic uncertainty, including rising inflation, potential economic recession, and increasing interest rates; difficulty attracting and retaining well-qualified Associates and effectively managing increased labor costs; failure to successfully retain or manage transitions with executive leaders and other key personnel; impacts to the Company's business and reputation due to an increasing focus on environmental, social and governance matters; customers to whom the Company extends credit or for whom the Company guarantees loans may fail to repay the Company; changes in the geopolitical conditions; disruptions associated with severe weather conditions and natural disasters, including effects from climate change; disruptions associated with disease outbreaks; the Company's ability to manage its private brand program for U.S. military commissaries, including the termination of the program or not achieving the desired results; impairment charges for goodwill or other long-lived assets; the Company's level of indebtedness; interest rate fluctuations; the Company's ability to service its debt and to comply with debt covenants; changes in government regulations; labor relations issues; changes in the military commissary system, including its supply chain, or in the level of governmental funding; product recalls and other product-related safety concerns; cost increases related to multi-employer pension plans; and other risks and uncertainties listed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to the Company or that the Company currently believes are immaterial also may impair its business, operations, liquidity, financial condition and prospects. The Company undertakes no obligation to update or revise its forward-looking statements to reflect developments that occur or information obtained after the date of this press release.

# # #

INVESTOR CONTACT:

Rose & Company

SpartanNashIR@roseandco.com

MEDIA CONTACT:

Adrienne Chance

SVP, Communications

press@spartannash.com

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	16 Weeks Ended
	April 20,	April 22,
(In thousands, except per share amounts)	2024	2023
Net sales	$2,806,263	$2,907,394
Cost of sales	2,365,919	2,460,728
Gross profit	440,344	446,666

Operating expenses
Selling, general and administrative	403,633	418,196
Acquisition and integration, net	327	74
Restructuring and asset impairment, net	5,768	4,083
Total operating expenses	409,728	422,353

Operating earnings	30,616	24,313

Other expenses and (income)
Interest expense, net	13,487	11,589
Other, net	(1,048)	(1,039)
Total other expenses, net	12,439	10,550

Earnings before income taxes	18,177	13,763
Income tax expense	5,206	2,426
Net earnings	$12,971	$11,337

Net earnings per basic common share	$0.38	$0.33

Net earnings per diluted common share	$0.37	$0.32

Weighted average shares outstanding:
Basic	34,139	34,547
Diluted	34,593	35,457

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	April 20,	December 30,
(In thousands)	2024	2023
Assets
Current assets
Cash and cash equivalents	$18,968	$17,964
Accounts and notes receivable, net	422,161	421,859
Inventories, net	555,368	575,226
Prepaid expenses and other current assets	69,608	62,440
Total current assets	1,066,105	1,077,489

Property and equipment, net	647,536	649,071
Goodwill	182,160	182,160
Intangible assets, net	100,132	101,535
Operating lease assets	245,385	242,146
Other assets, net	100,483	103,174

Total assets	$2,341,801	$2,355,575

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$447,458	$473,419
Accrued payroll and benefits	54,135	78,076
Other accrued expenses	54,548	57,609
Current portion of operating lease liabilities	42,162	41,979
Current portion of long-term debt and finance lease liabilities	9,724	8,813
Total current liabilities	608,027	659,896

Long-term liabilities
Deferred income taxes	81,315	73,904
Operating lease liabilities	232,887	226,118
Other long-term liabilities	20,503	28,808
Long-term debt and finance lease liabilities	613,864	588,667
Total long-term liabilities	948,569	917,497

Commitments and contingencies

Shareholders’ equity
Common stock, voting, no par value; 100,000 shares authorized; 34,349 and 34,610 shares outstanding	459,204	460,299
Preferred stock, no par value, 10,000 shares authorized; no shares outstanding	—	—
Accumulated other comprehensive income	3,648	796
Retained earnings	322,353	317,087
Total shareholders’ equity	785,205	778,182

Total liabilities and shareholders’ equity	$2,341,801	$2,355,575

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	16 Weeks Ended
(In thousands)	April 20, 2024	April 22, 2023
Cash flow activities
Net cash provided by (used in) operating activities	$36,463	$(2,708)
Net cash used in investing activities	(38,104)	(39,276)
Net cash provided by financing activities	2,645	29,863
Net increase (decrease) in cash and cash equivalents	1,004	(12,121)
Cash and cash equivalents at beginning of the period	17,964	29,086
Cash and cash equivalents at end of the period	$18,968	$16,965

SPARTANNASH COMPANY AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA

Table 1: Sales and Operating Earnings by Segment

(Unaudited)

16 Weeks Ended
(In thousands)	April 20, 2024		April 22, 2023
Wholesale Segment:
Net sales	$2,014,021	71.8%	$2,085,684	71.7%
Operating earnings	36,002		26,325
Retail Segment:
Net sales	792,242	28.2%	821,710	28.3%
Operating loss	(5,386)		(2,012)
Total:
Net sales	$2,806,263	100.0%	$2,907,394	100.0%
Operating earnings	30,616		24,313

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company also provides information regarding adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), net long-term debt, capital expenditures and IT capital, and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”). These are non-GAAP financial measures, as defined below, and are used by management to allocate resources, assess performance against its peers and evaluate overall performance. The Company believes these measures provide useful information for both management and its investors. The Company believes these non-GAAP measures are useful to investors because they provide additional understanding of the trends and special circumstances that affect its business. These measures provide useful supplemental information that helps investors to establish a basis for expected performance and the ability to evaluate actual results against that expectation. The measures, when considered in connection with GAAP results, can be used to assess the overall performance of the Company as well as assess the Company’s performance against its peers. These measures are also used as a basis for certain compensation programs sponsored by the Company. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its financial results in these adjusted formats.

Current year adjusted earnings from continuing operations, and adjusted EBITDA exclude, among other items, LIFO expense, organizational realignment, severance associated with cost reduction initiatives and non-operating costs associated with the postretirement plan amendment and settlement. Current year organizational realignment includes consulting and severance costs associated with the Company’s change in its go-to-market strategy as part of its long-term plan, which relates to the reorganization of certain functions. Costs related to the postretirement plan amendment and settlement include non-operating expenses associated with amortization of the prior service credit related to the amendment of the retiree medical plan, which are adjusted out of adjusted earnings from continuing operations. Prior year adjusted earnings from continuing operations, and adjusted EBITDA exclude, among other items, LIFO expense, operating and non-operating costs associated with the postretirement plan amendment and settlement, organizational realignment, severance associated with cost reduction initiatives and a non-routine settlement related to a legal matter resulting from a previously closed operation that was resolved during the prior year. Postretirement plan amendment and settlement costs also include operating expenses related to payroll taxes which are adjusted out of all non-GAAP financial measures.

Each of these items are considered “non-operational” or “non-core” in nature.

The Company is unable to provide a full reconciliation of the GAAP to non-GAAP measures used in the Fiscal 2024 Outlook section of this press release without unreasonable effort because it is not possible to predict certain adjustment items with a reasonable degree of certainty since they are not yet known or quantifiable, and do not relate to the Company's normal operating activities. These adjustments may include, among other items, restructuring and asset impairment activity, acquisition and integration costs, severance, costs related to the postretirement plan amendment and settlement, and organizational realignment costs, and the impact of adjustments to the LIFO inventory reserve. This information is dependent upon future events, which may be outside of the Company's control and could have a significant impact on its GAAP financial results for fiscal 2024.

Table 2: Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(Unaudited)

	16 Weeks Ended
(In thousands)	April 20, 2024	April 22, 2023
Net earnings	$12,971	$11,337
Income tax expense	5,206	2,426
Other expenses, net	12,439	10,550
Operating earnings	30,616	24,313
Adjustments:
LIFO expense	2,020	11,172
Depreciation and amortization	30,646	29,745
Acquisition and integration, net	327	74
Restructuring and asset impairment, net	5,768	4,083
Cloud computing amortization	2,018	1,350
Organizational realignment, net	306	—
Severance associated with cost reduction initiatives	69	284
Stock-based compensation	3,720	5,147
Stock warrant	326	607
Non-cash rent	(901)	(928)
(Gain) loss on disposal of assets	(20)	22
Legal settlement	—	900
Adjusted EBITDA	$74,895	$76,769
Wholesale:
Operating earnings	$36,002	$26,325
Adjustments:
LIFO expense	1,555	8,733
Depreciation and amortization	16,078	15,370
Acquisition and integration, net	—	69
Restructuring and asset impairment, net	(150)	980
Cloud computing amortization	1,369	940
Organizational realignment, net	191	—
Severance associated with cost reduction initiatives	69	264
Stock-based compensation	2,504	3,383
Stock warrant	326	607
Non-cash rent	(300)	(75)
(Gain) loss on disposal of assets	(18)	10
Legal settlement	—	900
Adjusted EBITDA	$57,626	$57,506
Retail:
Operating loss	$(5,386)	$(2,012)
Adjustments:
LIFO expense	465	2,439
Depreciation and amortization	14,568	14,375
Acquisition and integration, net	327	5
Restructuring and asset impairment, net	5,918	3,103
Cloud computing amortization	649	410
Organizational realignment, net	115	—
Severance associated with cost reduction initiatives	—	20
Stock-based compensation	1,216	1,764
Non-cash rent	(601)	(853)
(Gain) loss on disposal of assets	(2)	12
Adjusted EBITDA	$17,269	$19,263

Table 2: Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, continued

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(Unaudited)

52 Weeks Ended
(In thousands)	2023
Net earnings	$52,237
Income tax expense	17,888
Other expenses, net	36,587
Operating earnings	106,712
Adjustments:
LIFO expense	16,104
Depreciation and amortization	98,639
Acquisition and integration, net	3,416
Restructuring and asset impairment, net	9,190
Cloud computing amortization	5,034
Organizational realignment, net	5,239
Severance associated with cost reduction initiatives	318
Stock-based compensation	12,536
Stock warrant	1,559
Non-cash rent	(2,599)
Loss on disposal of assets	259
Legal settlement	900
Postretirement plan amendment and settlement	94
Adjusted EBITDA	$257,401

Notes: Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“adjusted EBITDA”) is a non-GAAP operating financial measure that the Company defines as net earnings plus interest, discontinued operations, depreciation and amortization, and other non-cash items including share-based payments (equity awards measured in accordance with ASC 718, Stock Compensation, which include both stock-based compensation to employees and stock warrants issued to non-employees) and the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of the Company.

Adjusted EBITDA and adjusted EBITDA by segment are not measures of performance under GAAP and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definitions of adjusted EBITDA and adjusted EBITDA by segment may not be identical to similarly titled measures reported by other companies.

Table 3: Reconciliation of Net Earnings to

Adjusted Earnings from Continuing Operations, as well as per diluted share (“adjusted EPS”)

(A Non-GAAP Financial Measure)

(Unaudited)

	16 Weeks Ended
	April 20, 2024		April 22, 2023
		per diluted		per diluted
(In thousands, except per share amounts)	Earnings	share	Earnings	share
Net earnings	$12,971	$0.37	$11,337	$0.32
Adjustments:
LIFO expense	2,020		11,172
Acquisition and integration, net	327		74
Restructuring and asset impairment, net	5,768		4,083
Organizational realignment, net	306		—
Severance associated with cost reduction initiatives	69		284
Postretirement plan amendment and settlement	(945)		(1,018)
Legal settlement	—		900
Total adjustments	7,545		15,495
Income tax effect on adjustments (a)	(2,036)		(3,970)
Total adjustments, net of taxes	5,509	0.16	11,525	0.32	*
Adjusted earnings from continuing operations	$18,480	$0.53	$22,862	$0.64
* Includes rounding

	52 Weeks Ended
	December 30, 2023
		per diluted
(In thousands, except per share data)	Earnings	share
Net earnings	$52,237	$1.50
Adjustments:
LIFO expense	16,104
Acquisition and integration, net	3,416
Restructuring and asset impairment, net	9,190
Organizational realignment, net	5,239
Severance associated with cost reduction initiatives	318
Legal settlement	900
Postretirement plan amendment and settlement	(3,174)
Total adjustments	31,993
Income tax effect on adjustments (a)	(8,218)
Total adjustments, net of taxes	23,775	0.68
Adjusted earnings from continuing operations	$76,012	$2.18
(a)
The income tax effect on adjustments is computed by applying the effective tax rate, before discrete tax items, to the total adjustments for the period.

Notes: Adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), is a non-GAAP operating financial measure that the Company defines as net earnings plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

Adjusted earnings from continuing operations is not a measure of performance under GAAP and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted earnings from continuing operations may not be identical to similarly titled measures reported by other companies.

Table 4: Reconciliation of Long-Term Debt and Finance Lease Obligations to Net Long-Term Debt

(A Non-GAAP Financial Measure)

(Unaudited)

(In thousands)	April 20, 2024	December 30, 2023
Current portion of long-term debt and finance lease liabilities	$9,724	$8,813
Long-term debt and finance lease liabilities	613,864	588,667
Total debt	623,588	597,480
Cash and cash equivalents	(18,968)	(17,964)
Net long-term debt	$604,620	$579,516

Notes: Net long-term debt is a non-GAAP financial measure that is defined as long-term debt and finance lease obligations plus current maturities of long-term debt and finance lease obligations less cash and cash equivalents. The Company believes both management and its investors find the information useful because it reflects the amount of long-term debt obligations that are not covered by available cash and temporary investments. Net long-term debt is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.

Table 5: Reconciliation of Purchases of Property and Equipment to Capital Expenditures and IT Capital

(A Non-GAAP Financial Measure)

(Unaudited)

	16 Weeks Ended
(In thousands)	April 20, 2024	April 22, 2023
Purchases of property and equipment	$40,163	$38,864
Plus:
Cloud computing spend	3,898	942
Capital expenditures and IT capital	$44,061	$39,806

52 Weeks Ended
(In thousands)	December 30, 2023
Purchases of property and equipment	$120,330
Plus:
Cloud computing spend	7,040
Capital expenditures and IT capital	$127,370

Notes: Capital expenditures and IT capital is a non-GAAP financial measure calculated by adding spending related to the development of cloud computing applications to capital expenditures, the most directly comparable GAAP measure. Cloud computing spend only includes costs incurred during the application development phase and does not include ongoing costs of hosting or maintenance associated with these applications, which are expensed as incurred. The Company believes it is a useful indicator of the Company’s investment in its facilities and systems as it transitions to more cloud-based IT systems. Capital expenditures and IT capital is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.